PUBLIC RELATIONS AGENCY AGREEMENT

          This Agreement ("Agreement") is entered into as of the 28th day of May, 2004 by and between Alan Taylor Communications, Inc. ("ATC"), a New York corporation with offices at 14 Penn Plaza, Suite 610, New York, NY 10122, and Left Right Marketing Technology, Inc, a Delaware corporation with offices at 6600 Amelia Earhart Ct., Las Vegas, NV 89119 ("Grazer").

1.       Term.

This Agreement shall be effective as of June 1, 2004 and remain in effect for one (1) year through May 31, 2005, unless terminated sooner in accordance with this Agreement ("Term").

2.       Services.

ATC will serve as Grazer's public relations agency on a non-exclusive basis. ATC's primary responsibilities will include, but not be limited to, handling media   contacts and responses, making media contacts related to Grazer's business; and such additional and related responsibilities as are customary in the public relations service industry and as reasonably requested by Grazer.

ATC will use commercially reasonable efforts in performing its services under this Agreement, and will coordinate with Grazer such that Grazer is kept regularly and fully informed of ATC's activities under this Agreement. ATC will not issue any press releases or similar substantive information relating to Grazer to the public or to any third party unless the content thereof has been first approved by Grazer.

ATC will designate to Grazer the ATC personal service representatives who will act as its primary point of contact. The primary point of contact for Grazer shall be Rock Newman.

3.       Compensation.

Grazer will compensate ATC for services provided under this Agreement as follows:

(a) ATC's fee shall consist solely of 100,000 shares of LRMK $.001 par value publicly traded common stock ("Stock"), which Stock    shall be issued to ATC on a monthly basis in arrears. Compensation will be given through the issuance of 17,000 shares of LRMK on or before August 1, 2004 and 8,300 shares of LRMK shares are to be issued each month for the remaining 10 months of this agreement.

(b) Grazer will undertake necessary procedures with its Transfer Agent to effectuate the transfer of the Stock as contemplated under this Agreement and otherwise adhere to all relevant federal and state securities laws.

(c) Grazer shall reimburse ATC for pre-approved expenses incurred by ATC in connection with services provided by ATC under this Agreement. All out-of-pocket expenses will be itemized for Grazer and supported with back-up documentation.

4.       Ownership of Materials.

All public relations and other materials and ideas conceived or prepared by ATC or Grazer, pursuant to or otherwise relating to this Agreement ("Materials"), whether or not used by Grazer, shall be Grazer's exclusive property. This includes current work in progress as will as completed projects.

5.       Confidentiality/Safeguarding of Property.

          (a)        ATC hereby represents and warrants that it will maintain the confidentiality of any and all information, documents, papers, programs, plans and ideas relating to Grazer (including without limitation, the contents of this

          Agreement, the Materials, and any of Grazer's property provided to ATC or otherwise in ATC's possession, custody or control) (collectively, "Grazer's

          Property"), and will not disclose the same to the public or to any third party without Grazer's prior written approval.

           (b)       ATC acknowledges that Grazer's Property is essential to the goodwill of the business of Grazer. ATC shall not use for its own benefit, publish, or otherwise disclose to others, or knowingly permit the use by others for their benefit or to the detriment of Grazer, any of Grazer's Property. ATC shall carefully restrict access of Grazer's Property to those of its officers, directors,

           employees and agents who need such access in order to participate on behalf of ATC in the services to be rendered hereunder.

            (c)       ATC represents and warrants that it will advise each of the persons to whom ATC provided access to any of Grazer's Property of the foregoing responsibility and that such persons are strictly prohibited from making and using,

            publishing, or otherwise disclosing to others, or permitting others to use for their benefit any of Grazer's Property. ATC shall take its customary precautions to protect the confidentiality of Grazer's Property. ATC will take all reasonable security precautions to safeguard all of Grazer's Property from access by unauthorized employees and third parties; however, in the absence of gross negligence by ATC, ATC will not be held responsible for any loss, damage,

            destruction, or unauthorized use by others of Grazer's Property.

6.       Trademarks.

Grazer hereby grants ATC permission to use its "Crazy Grazer" name (or affiliated entity name), logo and other trademarks and intellectual property right ("Trademarks") solely and exclusively to the extent necessary for ATC to perform its responsibilities under this Agreement. ATC will not represent to any party that it has any additional right in, or is the owner of, the Trademarks. ATC will immediately cease use of the Trademarks upon the expiration or termination of this Agreement.

7.      Independent Contractor.

The relationship of the parties is solely that of independent contractors. Nothing contained in this Agreement shall be construed to place Grazer and ATC in a relationship as partners, joint ventures or employer and employee, nor shall either party be considered an affiliate or subsidiary of the other. Neither party will have any authority to create or assume in the other's name or on its behalf any obligations, express or implied, or to act or purport to act as the other's agent or legally empowered representative for any purpose whatsoever, except as expressly provided in this Agreement.

8.       Termination.

(a)       Notwithstanding any other provision in this Agreement, if the market value per share of LRMK as reflected on the OTCBB or other senior exchange, as of December 1, 2004, is $1.00/per share or less, after adjustment for any forward or reverse stock splits, then ATC shall have the unilateral right to terminate this Agreement without any further obligations. Upon termination, ATC shall retain any shares of Stock received prior to such termination date and LRMK will not issue any additional shares to ATC.

(b)       Following expiration or termination of this Agreement, any non-cancelable executory contract made by ATC on Grazer's written authorization will be carried to completion by ATC and paid for by Grazer in accordance with the provisions herein, unless ATC and Grazer mutually agree in writing to the contrary.

(c)       Upon termination of this Agreement, ATC shall promptly transfer and make available to Grazer or its designee all property (including but not limited to Grazer Property) in ATC's possession or control belonging to Grazer and all copies thereof.

9.      Indemnification.

Notwithstanding any other provision in this Agreement, each party ("Indemnitor") agrees to indemnify and hold harmless the other party ("Indemnitee"), and its officers, directors, employees, parents, subsidiaries, affiliates, advisors and agents (each an "Indemnified Person") from and against any and all losses, claims, damages, settlement payments, penalties or liabilities imposed on, incurred by or asserted against any Indemnified Person. Either party will promptly reimburse each Indemnified Person for all fees, expenses and costs (including all fees and expenses of counsel) as they are incurred in connection with investigation, preparing or defending any action, claims, suit, or proceeding relating to or arising out of any interaction or dealing with Indemnitor, whether or not pending or threatened and whether or not any Indemnified Person is a part thereto.

10.    Insurance.

Grazer represents and warrants that it has and will maintain in full force and effect, at its own cost and expense, at all times during the term of this Agreement and until the expiration of the applicable statute of limitation, a comprehensive general liability insurance policy (including coverage for property damage) and an excess liability insurance policy in the combined minimum amount of $1,000,000 per claim and $3,000,000 annual aggregate.

ATC represents and warrants that it has and will maintain in full force and effect, at its own cost and expense, at all times during the term of this Agreement and until the expiration of the applicable statute of limitation, a comprehensive general liability insurance policy (including coverage for property damage) in the minimum amount of $1,000,000 per claim and $3,000,000 annual aggregate. Grazer will be named as an additional insured on such insurance coverage.

11.    Notice.

Any notices hereunder shall be in writing and sent postage prepaid by certified, registered, facsimile, or overnight carrier or by prepaid telegraph to the respective parties at their addresses set forth below (or such addresses as the parties may hereafter in writing otherwise designate). The date or mailing or delivery to the telegraph office shall be deemed to constitute the date of any such notice. It is understood that it is each parties responsibility to notify each other of any change of address. Notices shall be addressed as follows:

To ATC:                    Alan Taylor Communications, Inc.

                                  Attn: Tony Signore

                                  14 Penn Plaza

                                  New York, NY 10122

                                  Fax: 212-695-5685

To Grazer:                  Left Right Marketing Technology, Inc.

                                  Attn: Rock Newman

                                  6600 Amelia Earhart Court

                                  Las Vegas, NV 89119

                                  Fax: 702-318-2671

12.    Governing Law/Arbitration.

This Agreement shall be deemed to have been made in New York and shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles. Any and all differences and disputes between the parties arising out of, under or related to this Agreement will be resolved in arbitration by a single arbitrator before the American Arbitration Association ("AAA") and in accordance with its Commercial Rules. Any such arbitration proceeding shall take place in New York City or such other location as may be mutually agreed upon by the parties. All arbitration awards shall be final and binding upon the parties. The arbitrator shall have the right, in his or her award, to allocate fees and expenses (including reasonable attorney's fees) as he/she shall deem appropriate.

13.     Assignment.

ATC may not assign this Agreement, or assign any rights or delegate any duties hereunder, without Grazer's prior written consent. Grazer may assign this Agreement or any of its rights hereunder at any time provided that such assignment will not relieve Grazer of its obligation to ATC hereunder.

14.    Entire Agreement.

This Agreement sets forth the entire understanding between the parties hereto concerning the subject matter hereof, superseding all prior or contemporaneous oral or written arrangements. This Agreement, and any amendment, modification or waiver thereof, must be executed by duly authorized representatives of the parties, and the individuals named below personally represent and warrant that they are so authorized on behalf of the respective parties.

        ALAN TAYLOR COMMUNICATIONS, INC.

        /s/ Tony Signore                     June 1, 2004

        By: Tony Signore                   Dated

        LEFT RIGHT MARKETING TECHNOLOGY, INC.

                                AKA CRAZY GRAZER

        /s/ Rock Newman                  July 1, 2004

        By: Rock Newman                Dated